Exhibit 10.55

SIXTH AMENDMENT TO THE
ADVANCE AUTO PARTS, INC.
DEFERRED STOCK UNIT PLAN FOR NON-EMPLOYEE DIRECTORS AND SELECTED EXECUTIVES
(As Amended and Restated Effective as of January 1, 2008)

WHEREAS, Advance Auto Parts, Inc., a Delaware Corporation (“Advance Auto Parts”), maintains the Advance Auto Parts, Inc. Deferred Stock Unit Plan for Non-Employee Directors and Selected Executives (the “Plan”) for the benefit of eligible Team Members and non-employee Directors; and
WHEREAS, pursuant to Section 9.1 of the Plan, the Compensation Committee of the Board of Directors of Advance Auto Parts may amend the Plan at any time; and
WHEREAS, it is the desire of the Compensation Committee to amend the Plan to remove restrictions on the forms of compensation that a Director may elect to defer under the Plan.
NOW, THEREFORE, in consideration of the foregoing, Section 2.30 of the Plan is amended to read as prescribed below, effective as of May 1, 2016.
Section 2.30    Retainer. ”Retainer” means any retainers or other compensation payable to a     Director for services performed for the Board Service Period, including, if applicable, any     supplemental Board meeting fees, chair fees or committee meeting fees payable to the Director.
* * *

Pursuant to the authority granted by the Compensation Committee of the Board of Directors of Advance Auto Parts, Inc., the undersigned hereby executes on behalf of the Compensation Committee this Sixth Amendment to the Advance Auto Parts, Inc. Deferred Stock Unit Plan.

COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS OF
ADVANCE AUTO PARTS, INC.

By: _________________________________________
Tammy M. Finley
Executive Vice President, Human Resources and
General Counsel
Advance Auto Parts, Inc.

Dated: _________________________________, 2016